Exhibit 99.1

Perry Ellis International Reports $2.5 Million Improvement in Operating Income for the Second Quarter of Fiscal 2015

■	Adjusted net loss per share of $0.08 better than guidance of an adjusted loss of $0.10 to $0.15 and represents a significant improvement from an adjusted net loss per share of $0.15 in the prior year second quarter.

■	Net revenues total $204 million, in line with guidance and compares to $212 million in the prior year second quarter reflecting private label exits.

■	GAAP net loss per share of $0.11, a significant improvement from net loss per share of $0.19 in the prior year second quarter.

■	Company announces strategic priorities for the remainder of FY 2015.

Perry Ellis International, Inc. (NASDAQ:PERY) today reported results for the second quarter ended August 2, 2014 (“second quarter of fiscal 2015”).

During the Second Quarter of Fiscal 2015 the Company:

•	Expanded gross margin by 220 basis points to 34.6% of net revenues driven by improvements identified in a favorable mix shift associated with the Company’s decision to reduce lower margin private and exclusive brand revenues and drive growth in higher margin lifestyle brands and channels including international, retail and licensing;

•	Generated $4.2 million in cost savings by implementing actions resulting from the infrastructure review. The Company remains on track to deliver $9 million in cost reductions this year partially reinvested in the European expansion of Callaway and Original Penguin;

•	Reported a significant improvement in adjusted net loss per share which totaled $0.08 compared to an adjusted net loss of $0.15 in the prior year second quarter;

•	Executed eight new license agreements in the quarter as the Company continues to leverage its powerful portfolio of brands; and

•	Effectively managed working capital by reducing inventory and accounts receivable. Reduced net debt position to $100 million, or 22% of total capitalization.

Oscar Feldenkreis, president and chief operating officer of Perry Ellis International commented, “There is positive momentum in our businesses as the team is focused on driving higher margin sales, adding licensing agreements and expanding our geographic reach and categories served. During the quarter we continued to make solid progress in our international expansion across our direct operations in Canada, Mexico and Europe. We see international growth and direct-to-consumer expansion as important drivers of the business going forward. As we look ahead, we are announcing strategic priorities that will enable us to maximize shareholder value by remaining focused on the strategic review of our portfolio and optimizing the positioning of our brands while continuing to reduce costs.

During the second quarter, our golf platform and Original Penguin brands led our growth while our Perry Ellis Men’s Collection achieved solid sell through at retail. Our direct-to-consumer business delivered a 2.7% comparable same store sales increase and direct ecommerce registered a 20% comparable increase over the same period. We are especially pleased with the delivery of a strong gross margin expansion which has been a key focus, with margins increasing to 34.6% from 32.4% in the prior year,” Mr. Feldenkreis concluded.

Fiscal 2015 Second Quarter Results

Total revenue for the second quarter of fiscal 2015 was $204 million, a 4% decrease compared to $212 million reported in the second quarter of fiscal 2014. Revenues were impacted by planned exits of certain private and retailer exclusive branded programs. Increases in golf lifestyle apparel and Original Penguin offset reductions in women’s sportswear.

During the second quarter of fiscal 2015, gross margin expanded to 34.6% as compared to 32.4% in the same period of the prior year. The 220 basis point expansion was the product of the Company’s determination last year to focus growth on higher margin brands and higher margin channels of distribution. Gross margin expansion also reflected the impact of the Company’s infrastructure rationalization program, which led to reduced logistics and other costs.

Selling, general and administrative expenses totaled $66.9 million as compared to $66.5 million in the prior year. Expenses included $1.4 million related to costs associated with the Company’s infrastructure rationalization as well as additional investment in Europe associated with the introduction of Callaway to Europe and the expansion of Original Penguin across the Continent.

As reported under GAAP, the fiscal 2015 second quarter net loss was $1.6 million, or $0.11 net loss per share, compared to $2.8 million, or $0.19 net loss per share, in the second quarter of fiscal 2014. On an adjusted basis, the fiscal 2015 second quarter net loss per share was $0.08 as compared to an adjusted net loss per share of $0.15 in the second quarter of fiscal 2014. Adjusted net loss per diluted share excludes certain items as outlined in “Table 1”, Reconciliation of GAAP net loss/income and adjusted diluted earnings per share to adjusted net income and diluted earnings per share.

Balance Sheet and Business Update

Inventories decreased to $175 million from $207 million at year end, and $179 million at the end of the prior year period as the Company continues to focus on disciplined inventory management. The Company ended the second quarter with $73 million in cash and investments and no borrowings under its credit facility.

The Company continued to benefit from its infrastructure rationalization program. Management and the Company’s consultants completed the review of its supply chain earlier in August and will begin to implement certain recommended actions in the future quarters. The Company anticipates that the implementation will take 12-24 months as it prioritizes the recommendations and expects to realize operating margin improvements over that time frame.

Strategic Priorities for Fiscal 2015 to Enhance Profitability

As the Company looks to the second half of fiscal 2015, it is focused on the following priorities that position Perry Ellis to deliver sustainable growth in revenue and profits. These actions include directing the Company’s resources on its highest return businesses and brands, and driving efficiencies across its operating platform.

The Company plans to enhance profitability include:

•	Continue the strategic review of the Company’s portfolio of brands with a goal to exit non-core, low growth brands and businesses. During the second quarter, the Company entered into eight new licensing agreements, and has exited twenty-three private and exclusive brands since implementing this initiative in fiscal 2014. The Company also completed the sale of its Jantzen brand for certain territories in Australasia to its Australian licensee.

•	Drive efficiencies and generate cost savings through process enhancements. In the second quarter of fiscal 2015, the Company completed the consolidation of its domestic direct-to-consumer retail operations and together with our consultant, completed the strategic review of its supply chain operations. The Company anticipates that it will prioritize the recommendations and believes that it can realize significant operating margin improvement over that time frame.

•	Drive international growth through both direct investment in North America and Europe as well as through strategic partnerships with licensees and other partners. At the end of the second quarter of fiscal 2014, the Company’s international division represented 9.3% of total revenues. This percentage stood at 12.4% at the end of the second quarter of fiscal 2015 and is expected to further expand as the Company executes on its global expansion plans.

•	Expand the direct-to-consumer global footprint. The Company expects to expand its brick and mortar presence and enhance the Original Penguin and Perry Ellis brands by leveraging the competency of its retail teams in the US and Europe, and through third party licensees.

•	Continue to optimize its positioning and competency in the menswear arena through wholesale, retail and licensing of its core brands.

George Feldenkreis, chairman and chief executive officer of Perry Ellis International stated, “We are pleased to report improved operating performance during our second quarter as we continue to direct resources on our growth businesses, drive efficiencies across our operating platform and realize cost savings. Importantly, we continue to manage inventories and our balance sheet remains strong. While there is more work to do, we believe we have the right plan in place to create positive returns for shareholders.”

Fiscal 2015 Guidance

The Company continues to expect total revenues to be in a range of $910 to $920 million for its 2015 Fiscal year. Given the stronger performance in the second quarter, the Company now expects adjusted earnings per diluted share for fiscal 2015 in a range of $0.85 to $0.95 as compared to the previous guidance range of $0.80 to $0.95.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, C&C California®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, John Henry®, Manhattan®, Axist®, and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Source: Perry Ellis International, Inc.

Allison Malkin

Senior Managing Director

ICR

203-682-8225

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended		Six Months Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Revenues
Net sales	$196,010	$204,492	$445,926	$459,976
Royalty income	7,522	7,213	14,920	14,048

Total revenues	203,532	211,705	460,846	474,024
Cost of sales	133,068	143,159	302,717	316,797

Gross profit	70,464	68,546	158,129	157,227
Operating expenses
Selling, general and administrative expenses	66,858	66,521	136,568	137,190
Depreciation and amortization	2,988	3,010	5,968	5,802
Total operating expenses	69,846	69,531	142,536	142,992
Gain on sale of long-lived assets	885	—	885	6,270

Operating income	1,503	(985)	16,478	20,505
Interest expense	3,605	3,722	7,321	7,525

Net (loss) income before income taxes	(2,102)	(4,707)	9,157	12,980
Income tax (benefit) provision	(486)	(1,877)	2,998	4,490

Net (loss) income	$(1,616)	$(2,830)	$6,159	$8,490

Net (loss) income, per share
Basic	$(0.11)	$(0.19)	$0.41	$0.56

Diluted	$(0.11)	$(0.19)	$0.41	$0.55

Weighted average number of shares outstanding
Basic	14,906	15,112	14,844	15,068
Diluted	14,906	15,112	15,142	15,406

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	August 2, 2014	February 1, 2014
Assets
Current assets:
Cash and cash equivalents	$49,218	$26,989
Accounts receivable, net	110,532	146,392
Inventories	174,507	206,602
Investments	23,955	15,398
Other current assets	32,254	29,008

Total current assets	390,466	424,389

Property and equipment, net	61,632	59,912
Intangible assets, net	210,660	211,485
Goodwill	6,022	6,022
Other assets	5,757	4,927

Total assets	$674,537	$706,735

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$76,520	$112,442
Accrued expenses and other liabilities	22,643	24,642
Accrued interest payable	3,990	4,095
Unearned revenues	5,257	5,013

Total current liabilities	108,410	146,192

Long term liabilities:
Senior subordinated notes payable, net	150,000	150,000
Senior credit facility	—	8,162
Real estate mortgages	22,461	22,844
Deferred pension obligation	8,690	9,862
Unearned revenues and other long-term liabilities	27,580	22,142

Total long-term liabilities	208,731	213,010

Total liabilities	317,141	359,202

Equity
Total equity	357,396	347,533

Total liabilities and equity	$674,537	$706,735

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 1

Reconciliation of the three and six months ended August 2, 2014 and August 3, 2013 net (loss) income and diluted (loss) earnings per share to adjusted net (loss) income and adjusted diluted (loss) earnings per share.

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended		Six Months Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net (loss) income	$(1,616)	$(2,830)	$6,159	$8,490
Plus:
Costs of streamlining and consolidation of operations, and other strategic initiatives	1,620	836	2,404	2,865
Gain on sale of long-lived assets	(885)	—	(885)	(6,270)
Tax benefit	(259)	(319)	(558)	2,127

Net (loss) income, as adjusted	$(1,140)	$(2,313)	$7,120	$7,212

	Three Months Ended		Six Months Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net (loss) income per share, diluted	$(0.11)	$(0.19)	$0.41	$0.55

Net per share costs of streamlining and consolidation of operations, and other strategic initiatives	0.07	0.04	0.10	0.14
Net per share gain on sale of long-lived assets	(0.04)	—	(0.04)	(0.22)

Adjusted net (loss) income per share, diluted	$(0.08)	$(0.15)	$0.47	$0.47

“Adjusted net (loss) income per share, diluted” consists of “net (loss) income per share, diluted” adjusted for the impact of the costs of streamlining and consolidation of operations, and other strategic initiatives and gain on sale of long-lived assets. These costs and gain are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 2

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Six Months Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net (loss) income	$(1,616)	$(2,830)	$6,159	$8,490
Plus:
Depreciation and amortization	2,988	3,010	5,968	5,802
Interest expense	3,605	3,722	7,321	7,525
Income tax provision	(486)	(1,877)	2,998	4,490

EBITDA	4,491	2,025	22,446	26,307

Costs of streamlining and consolidation of operations, and other strategic initiatives	1,620	836	2,404	2,865
Gain on sale of long-lived assets	(885)	—	(885)	(6,270)

EBITDA, as adjusted	$5,226	$2,861	$23,965	$22,902

Gross profit	$70,464	$68,546	$158,129	$157,227
Less:
Selling, general and administrative expenses	(66,858)	(66,521)	(136,568)	(137,190)
Plus:
Costs of streamlining and consolidation of operations, and other strategic initiatives	1,620	836	2,404	2,865

EBITDA, as adjusted	5,226	2,861	23,965	22,902

Total revenues	$203,532	$211,705	$460,846	$474,024

EBITDA margin percentage of revenues	2.6%	1.4%	5.2%	4.8%

(1)	Adjusted EBITDA consists of (loss) earnings before interest, taxes, depreciation, amortization, costs of streamlining and consolidation of operations, and other strategic initiatives, as well as the gain on sale of long-lived assets. Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, and does not represent cash flow from operations. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. In addition, we present adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across periods on a consistent basis by excluding items that we do not believe are indicators of our core operating performance.